SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 22


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                              50
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                              30
        Class C                                               7
        Class R                                               6
        Institutional Class                                   5

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $10.53
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $10.50
        Class C                                          $10.50
        Class R                                          $10.52
        Institutional Class                              $10.54